EXHIBIT 7
                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the use in the Prospectus constituting part of this Post-Effective Amendment Number 1 to the Separate Account K registration statement on Form S-6 (the "Registration Statement") of our report dated February 13, 1998, relating to the financial statements of The Guardian Separate Account K and our report dated February 10, 1998, relating to the statutory basis financial statements of The Guardian Insurance & Annuity Company, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                  s/Price Waterhouse LLP
                 ------------------------
                   PRICE WATERHOUSE LLP

New York, New York
April 24, 1998